Exhibit 99.1

Digital Turbine Provides Fiscal 2016 Business Outlook

- Combined Revenue Outlook Reflects over 100% Year-over-Year Growth1 –

- Conference Call Today at 9:00 a.m. ET-

Austin, TX – March 19, 2015 – Digital Turbine, Inc. (Nasdaq: APPS), the company empowering operators and Original Equipment Manufacturers (OEMs) around the globe with end-to-end mobile solutions, announced it expects its fiscal 2016 revenue, on a combined basis with newly-acquired Appia, to be in the range of $110 million to $130 million.

“Our fiscal 2016 outlook envisions a doubling in revenue over fiscal 2015, demonstrating the emerging power of our advertising business model including Appia,” stated Bill Stone, Digital Turbine’s CEO. “We are seeing the beginnings of a material ramp in our advertising business, now being vertically integrated with Appia’s personnel and technology, with a spate of multiple device launches across multiple carriers planned throughout fiscal 2016 and in particular over the next several months. We expect this ramp to demonstrate the scale of our app distribution model across carrier partners and, combined with continued growth in core Appia app install business and more modest growth of our Content business, accelerate our revenue generation.”

Mr. Stone concluded, “As we have discussed previously, until we are established across a broader base of carriers and devices, our results will be highly sensitive to changes in the timing and performance of device launches and user reception. Therefore, taking into account real-world experience gained over the past several months with respect to the implementation, timing and sell-through of devices, we have revised and risk-adjusted our fiscal 2016 business outlook from our prior 2016 outlook to be in step with our recently updated fiscal 2015 expectations. Our integration of Appia to date has proceeded smoothly. We remain keenly focused on seamless execution of our integration and growth strategy to scale our Advertising business, grow our Content business, and fully integrate the power of Appia’s technology and expertise to realize anticipated synergies. Having now created the preeminent ecosystem for app distribution, Digital Turbine is superbly positioned to capture the exploding demand for app-driven advertising and publishing.”

The outlook for fiscal 2016 full year ending March 31, 2016 is as follows:

•	Total full year revenue for combined company in the range of $110-130 million, assuming:
o	Continued momentum in the Advertising business, driven by the ramp in DT Ignite and DT IQ supported by expert resources acquired with Appia, as well as revenue synergies from the deal

1  Assumes mid-point of fiscal 2016 revenue guidance range compared to pro forma combined company, including Appia, for the full 2015 fiscal year ending March 31, 2015.

o	Continued growth in core Appia revenue
o	Modest growth in the Content business
•	Full year Non-GAAP[2] adjusted gross margin in mid-30% range
•	Positive full year Non-GAAP[2] Adjusted EBITDA
•	Fiscal 2016 first quarter revenue to be the in range of $17-19 million

Conference Call

Management will host a conference call on March 19, 2015 at 9:00 a.m. ET to discuss the combined company’s fiscal 2016 business outlook. To participate, interested parties should dial 866-652-5200 in the United States or 412-317-6060 from international locations, conference ID 10062054. A webcast of the conference call will be available at ir.digitalturbine.com.

A playback of the call will be available until March 25, 2015 by dialing 877-344-7529 within the United States or 412-317-0088 from international locations, passcode 10062054.

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, app advertisers, device OEMs and other third parties to enable them to effectively monetize mobile content and acquire higher value user acquisition. The company’s products include DT Ignite™, a mobile device management solution with targeted app distribution capabilities, DT IQ™, a customized user experience and app discovery tool, DT Marketplace™, an application and content store, and DT Pay™, a content management and mobile payment solution, DT Media, an advertiser solution for unique and exclusive carrier inventory, and Appia, a leading worldwide mobile user acquisition network. Digital Turbine has delivered more than 100 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine’s solutions each month across more than 20 global operators. Headquartered in Austin, Texas with global offices in Durham, Berlin, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

Use of Non-GAAP Financial Measures

To supplement the company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance, the exact amount of which are not currently determinable. These non-GAAP measures include non-GAAP adjusted gross profit and gross margin and non-GAAP adjusted EBITDA. Furthermore, the expected non-GAAP results are subject to completion of the Company’s year-end accounting processes, which include the finalization of several items that could affect these results. These items include, among others, estimation of certain contingent liabilities and the finalization of the Company’s provision for income taxes. Final results could also be affected by certain subsequent events in accordance with GAAP.

2  See definitions in section entitled “Use of Non-GAAP Financial Measures”

Non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The company believes non-GAAP measures facilitate management’s internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP Adjusted gross margin is defined as GAAP gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that non-GAAP Adjusted gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP Adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, fees and expenses related to acquisitions and discretionary bonus expenses. Because Adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other companies. Readers are cautioned that Non-GAAP Adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the company believes that the measures are used by certain investors to assess the company’s financial performance before non-cash charges and certain costs that the company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including the anticipated closing of the merger. These forward-looking statements speak only as of the date made and involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors include risks related to disruption of management’s attention from the ongoing business operations due to integration of Appia’s business operations; the effect of the merger on Digital Turbine’s or Appia’s relationships with their respective customers, lenders, operating results and businesses generally; the ability to expand the combined company’s global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA; failure to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA and free cash flow conversion; inability to refinance the assumed Appia debt subsequent to the closing or to refinance the debt on favorable terms; unforeseen difficulties preventing rapid integration of Appia’s app-install infrastructure into Digital Turbine’s existing platform; the potential for unforeseen or underestimated cash requirements necessary to enable transaction synergies to be realized; the inherent and deal specific challenges in converting discussions with carriers into actual contractual relationships; product acceptance of a new product such as DT Ignite or DT IQ in a competitive marketplace; device sell through for any specific device or series of devices; the potential for unforeseen or underestimated cash requirements or liabilities; the impact of currency exchange rate fluctuations on our reported GAAP financial statements; the company’s ability as a smaller company to manage international operations; its ability given the company’s limited resources to identify and consummate acquisitions; varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the company’s competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products; changes in economic conditions and market demand; rapid and complex changes occurring in the mobile marketplace; pricing and other activities by competitors; and other risks including those described from time to time in Digital Turbine’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information contact:

Carolyn Capaccio/Monica Chang

LHA

(212) 838-3777/(415) 433-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

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